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                                                                    Exhibit 4.10
                                                                    ------------

                             SUPPLEMENTAL INDENTURE


         Reference is made to that certain Indenture, dated as of February 1, 1999, by and among Oglebay Norton Company (formerly known as Oglebay Norton Holding Company), a Delaware corporation ("Oglebay"), the guarantors party thereto and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Indenture"). Capitalized terms used without definition herein have the meanings given to them in the Indenture.

                                    RECITALS:

         A. Oglebay recently formed three wholly owned subsidiaries: (i) ONCO Investment Company, a Delaware corporation ("Investment Company"), (ii) Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company ("Oglebay, L.L.C."), and (iii) Global Stone James River, Inc. ("James River");

         B. The Indenture requires Investment Company, Oglebay, L.L.C. and James River to become Guarantors under the Indenture, unless they are designated as unrestricted subsidiaries;

         NOW, THEREFORE, in consideration of the above premises, Investment Company, Oglebay, L.L.C. and James River agree, for the benefit of the Holders, as follows:

         Effective as of the date below, Investment Company, Oglebay, L.L.C. and James River hereby expressly and fully and unconditionally agree to become Guarantors under the Financing Documents.

         The laws of the State of New York shall govern this Supplemental Indenture without giving effect to any conflicts of law principles thereof.





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         IN WITNESS WHEREOF, the undersigned has caused this Supplemental
Indenture to be duly executed, all as of April 12, 1999.

                                     ONCO INVESTMENT COMPANY

                                     By:      /s/ Jeffrey S. Gray
                                        ---------------------------------------
                                           Name:  Jeffrey S. Gray
                                           Title:    Vice President

                                     OGLEBAY NORTON MARINE SERVICES, L.L.C.

                                     By:  ON MARINE SERVICES COMPANY, as sole
                                             member

                                              By:  /s/ Jeffrey S. Gray
                                                 ------------------------------
                                                   Name:  Jeffrey S. Gray
                                                   Title:    Vice President

                                     GLOBAL STONE JAMES RIVER, INC.

                                     By:    /s/ Jeffrey S. Gray
                                        ---------------------------------------
                                           Name:  Jeffrey S. Gray
                                           Title:    Vice President

                                     NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION

                                     By:   /s/ Curtis D. Schwegman
                                        ---------------------------------------
                                           Name:  Curtis D. Schwegman
                                           Title:    Assistant Vice President